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                                                                   EXHIBIT 23


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INDEPENDENT AUDITORS' CONSENT

To Pulitzer Publishing Company:

We consent to the incorporation by reference in Registration Statements Nos. 33-56263 and 33-56265 of Pulitzer Publishing Company on Form S-8 of our reports dated February 9, 1996, appearing in this Annual Report on Form 10-K of Pulitzer Publishing Company for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP


Saint Louis, Missouri
March 26, 1996


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